UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Restricted Stock Units Grant

On April 26, 2005, Frontier Oil Corporation (the “Company”) granted 4,000 Restricted Stock Units (“RSUs”) under the new compensation package for non-employee directors to each non-employee member of the Board. The new compensation package was approved by the Board of Directors on April 14, 2005. The grant of RSUs was made pursuant to the terms of the Amended and Restated Frontier Oil Corporation 1999 Stock Plan, and all RSUs will become 100% vested upon the first of the following to occur: (i) April 26, 2008; (ii) the director’s date of death; (iii) a change in control of the Company; or (iv) the director’s date of disability. The form of Non-Employee Director Restricted Stock Unit Grant Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Non-Employee Director Restricted Stock Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Julie H. Edwards
Julie H. Edwards
Executive Vice President - Finance and Administration, Chief Financial Officer

Date: May 2, 2005